EXHIBIT 99.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER


I, Scott Siegel, Chief Executive Officer of First Aid Direct, Inc., certify that:

          1. The periodic report fully complies with the requirements of Sections 13(a) or 15(d); and

          2. Information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.


Date:  March 14, 2003


                                              /s/ Scott Siegel
                                              -----------------------
                                              Scott Siegel
                                              Chief Executive Officer


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